Exhibit 5(d)

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 14th day of June, 1996, between Forum Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Austin Investment Management, Inc. (the "Adviser"), a corporation organized under the laws of State of New York with its principal place of business at 375 Park Avenue, Suite 2207, New York, New York 10152-2207.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and is authorized to issue its shares in separate series and classes; and

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for certain investment portfolios of the Trust as listed on Schedule A hereto (each a "Fund" and, collectively, the "Funds") and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, the Trust and the Adviser agree as follows:

         SECTION 1.  APPOINTMENT

         The Trust hereby appoints the Adviser, and the Adviser hereby agrees, to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to the Adviser copies of its Trust Instrument and By-laws, the Trust's Registration Statement and all amendments thereto filed pursuant to the Act or the Securities Act of 1933, as amended (the "Registration Statement") and the current Prospectus and Statement of Additional Information of the Funds (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and, will from time to time furnish the Adviser with all amendments of or supplements to the foregoing.

         SECTION 2.  DUTIES OF THE ADVISER

         Subject to the direction and control of the Trust's Board of Trustees (the "Board"), the Adviser shall manage the investment and reinvestment of the assets of the Funds, and, without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be authorized by the Board.

         (a) The Adviser shall make decisions with respect to all purchases and sales and other transactions of securities and other investment assets of the Funds, including the selection of brokers, dealers and other persons to introduce or execute those transactions. To carry out such decisions, the Adviser is authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities or other assets for the Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) In making decisions with respect to all purchases and sales and other transactions of securities and other investment assets of the Funds, the Adviser shall follow and comply with the policies set forth from time to time by the Board (to the extent communicated to the Adviser in writing or at a Board meeting attended by a representative of the Adviser) as well as the limitations imposed by the Trust's Trust Instrument and By-laws, the Trust's Registration Statement and the Funds' Prospectuses (in each case, to the extent copies thereof are furnished to the Adviser) and, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

         (c) The Adviser shall either monitor the performance of brokers, dealers and other persons who introduce or execute purchases, sales and other transactions of securities and other investment assets of the Funds or select an introducing broker who shall, as part of its transaction charges, monitor such performance. Such persons may be affiliated persons of the Adviser to the extent permitted by the Act.

         (d) The Adviser shall maintain such records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act and will provide copies of such records to the Trust's fund accountant as the accountant reasonably may request. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records of the Trust which are in the possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

         (e) The Adviser shall determine in its sole discretion the propriety of
(i) honoring requests for orders to purchase Fund shares "in kind" for a consideration consisting of securities determined to be suitable to purchase,
(ii) honoring requests by shareholders for proceeds upon redemption of Fund shares to be paid "in kind" by delivery of portfolio securities, and (iii) decisions to pay redemption proceeds "in kind" even though not requested by a Fund shareholder, consistent with any elections or undertakings the Trust may have made to certain redemption proceeds in cash

         (f) The Adviser shall provide to the Board at each regularly scheduled meeting thereof (or such other meetings as may be requested by the Trust) a report containing an appropriate summary of all changes in the Funds since the prior report, will inform the Board of important developments affecting the Funds, and on its own initiative will furnish the Board from time to time with such information as it believes appropriate for this purpose, whether concerning the individual companies whose securities are included in the Funds, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Funds maintain investments. The Adviser also shall provide the Board with such statistical and analytical information with respect to securities in the Funds as the Adviser believes appropriate or as the Trust reasonably may request. The Adviser shall provide the Trust's fund accountant, in such forms and at such times as the fund accountant shall request, complete information about all portfolio transactions and borrowings and the requested information about prices or yield quotations of portfolio securities.

         (g) The Adviser shall from time to time employ or associate with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on behalf of the Trust in any such respect.

         SECTION 3.  EXPENSES

         The Adviser shall be responsible for the portion of the net expenses that relate to each of the Funds (except interest, taxes, brokerage, fees and expenses paid by the Trust in accordance with an effective plan pursuant to Rule 12b-1 under the Act and organization expenses, all to the extent such exclusions are permitted by applicable state law) incurred by the Trust during each of its fiscal years or portion thereof that this Agreement is in effect which, as to a Fund, in any such year exceeds the limits applicable to the Fund under the laws of any state in which its shares are qualified for sale (reduced pro rata for any portion of less than a year). Subject to the foregoing and any other agreement by the Adviser to reimburse the Trust, the Trust shall be responsible and assumes the obligation for payment of all its other expenses.

         SECTION 4.  STANDARD OF CARE

         The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties under hereunder.

         SECTION 5.  COMPENSATION

         (a) For the services provided by the Adviser pursuant to this Agreement, the Trust shall pay the Adviser, with respect to each of the Funds, a fee at an annual rate equal to the amount set forth in Schedule B hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Any reimbursement provided for in
Section 3 of this Agreement shall be estimated and paid to the Trust monthly in arrears, at the same time as payment to the Adviser for such month. Payment of the fees hereunder will be reduced or postponed, if necessary, with any adjustments made after the end of the year.

         (b) Notwithstanding anything in this Agreement to the contrary, the Adviser and its affiliated persons may receive compensation or reimbursement from the Trust with respect to (i) the provision of distribution services on behalf of the Funds in accordance with any distribution plan adopted by the Trust pursuant to Rule 12b-1 under the Act or (ii) the provision of shareholder support or other services.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Fund on the latter of the date on which the Trust's Registration Statement relating to the shares of the Fund becomes effective and date of its approval by a vote of a majority of the outstanding voting securities of the Fund. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between the Trust and the Adviser covering the subject matter hereof.

         (b) This Agreement shall continue in effect with respect to a Fund for twelve months and, thereafter, shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval), provided that such continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party at a meeting called for the purpose of voting on such approval. If the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This Agreement shall terminate with respect to a Fund if it has not been approved in the manner specified in clauses (i) and (ii) of Section 6(b) within two years from its effective date. This Agreement also shall automatically terminate in the event of its assignment.

         SECTION 7.  ACTIVITIES OF THE ADVISER

         (a) Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of its officers, directors or employees (whether or not they are a trustee, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) The Adviser represents that it is currently registered as an investment adviser under the Investment Advisers Act of 1940 and will continue to be registered as such so long as this agreement remains in effect.

         SECTION 8.  "AUSTIN" NAME

         If the Adviser ceases to act as investment adviser to the Austin Global Equity Fund or any other Fund whose name includes the word "Austin," or if the Adviser requests in writing, the Trust shall take prompt action to change the name of any such Fund to a name that does not include the word "Austin." The Adviser may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the Adviser, including marks or symbols containing the word "Austin" or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing at any time, the Trust shall cease to use any such mark or symbol. The Trust acknowledges that any rights in or to the word "Austin" and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the word "Austin" in their names without the consent of the Trust. The Trust shall not use the word "Austin" in conducting any business other than that of an investment company registered under the Act without the permission of the Adviser.

         SECTION 9.  MISCELLANEOUS

         (a) Except for the Schedules, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                     FORUM FUNDS


                                                     /S/JOHN Y. KEFFER
                                                     John Y. Keffer
                                                       Chairman and President

                       AUSTIN INVESTMENT MANAGEMENT, INC.


                                                     /S/PETER A. VLACHOS
                                                     Peter A. Vlachos
                                                       President

                                   FORUM FUNDS
                          INVESTMENT ADVISORY AGREEMENT




                                   SCHEDULE A
                               FUNDS OF THE TRUST


                            Austin Global Equity Fund




                                   SCHEDULE B
                                  ADVISORY FEES


               Advisory Fee as a % of the Annual Average Daily Net
                           Fund                             Assets of the Fund

----------------------------------------------------------- -------------------


                Austin Global Equity Fund                         1.50%